House of Taylor Jewelry, Inc. Appoints Pauline Schneider as CFO

LOS ANGELES--(PR-NEWSWIRE)—October 17, 2005--House of Taylor Jewelry, Inc. (OTCBB:HJWL), an international multi-brand jewelry manufacturing and marketing company whose principal shareholders include Elizabeth Taylor and Kathy Ireland, has appointed Ms. Pauline Schneider to the position of Chief Financial Officer. Ms. Schneider will immediately begin duties as the company prepares for an anticipated move to the NASDAQ Capital Market.

Ms. Schneider most recently served as Vice President Finance for PRB Gas Transportation Inc., where she saw the company through early financing, an IPO, two acquisitions, and listing on the AMEX. Prior to that, she served as a financial officer for several companies including Navidec, Inc., Eagle Print Solutions and Visual Data Corporation, and was also an independent consultant to various privately held companies where she provided accounting and business advisory services.

In addition to her business experience, Ms. Schneider is an active member of the community, having held positions with the Boca Raton Literacy Advisory Council, Community Associations Institute, Greyhound Pets of America, Capital Hill United Neighborhoods, Inc., and Colorado Greyhound Adoption.

Mr. Jack Brehm, who recently announced his retirement as CFO of House of Taylor Jewelry, will remain available as a consultant to the company.

“We heartily appreciate all of the work that Jack put in, getting us to our current position,” stated Jack Abramov, CEO of House of Taylor Jewelry. “He had graciously agreed to help us get the ball rolling, and as his daily workload increased he requested to have less of a day-to-day role. The company was fortunate to have his help in the early stages, and we are now very confident that Pauline will take us to the next level.”

“I was drawn to this company for several reasons,” said Ms. Schneider. “Obviously, the opportunity to work with such distinguished personalities is appealing. The culture here is very dynamic and the management team has set some high goals. I am looking forward to joining the team and getting to work.”

About House of Taylor Jewelry

House of Taylor Jewelry, Inc. is a Los Angeles-based international jewelry company whose principal shareholders include Dame Elizabeth Taylor, Kathy Ireland and members of the Abramov family. House of Taylor Jewelry serves fine jewelry retailers worldwide with diverse jewelry creations marketed under the prestigious House of Taylor® Jewelry brand. The company is implementing a business model that involves manufacturing and marketing its own fine jewelry products under its Elizabeth®, House of Taylor Jewelry®, Kathy Ireland Jewelry® and Mirabelle® brands, while leveraging the scale, manufacturing resources, distribution and marketing infrastructures of some of the leading fine jewelry manufacturers in the world. More information on the company can be found at http://www.hotj.com.

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Contact:

Chris Rosgen

Capital Market Relations

(949) 481-9739

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: the availability of funding for current and future operations; the acceptance of our branded products in the marketplace; and the characteristics and pricing of our branded products as compared to competing products as well as others discussed in House of Taylor Jewelry, Inc.'s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. House of Taylor Jewelry, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.